EXHIBIT 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Amendment No. 1 to Registration Statement (No. 333-148097) on Form S-1 of InfoNXX, Inc. of our report dated April 20, 2006 relating to our audit of the financial statements of Operator Service Company, LLC (d.b.a. Excell Services) as of and for the year ended December 31, 2005, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the caption “Experts” in such Prospectus.

Dallas, Texas

February 8, 2008